UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

Unit Purchase Agreement

On June 19, 2007, the Partnership entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) to sell 3,005,780 common units representing limited partner interests of the Partnership (“Common Units”) in a private placement (the “Private Placement”). The negotiated purchase price for the Common Units in the Purchase Agreement was $43.25 per unit, or approximately $130.0 million in the aggregate. The private placement of Common Units pursuant to the Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof as well as Regulation D thereunder. The Partnership intends to use the net proceeds from the private placement to pay down debt associated with the Partnership’s acquisition from Anadarko Petroleum Corporation of natural gas gathering and compression assets located in southern Oklahoma that closed May 9, 2007 and for other general Partnership purposes. The Private Placement closed on June 22, 2007.

Pursuant to the Purchase Agreement, the Partnership agreed to indemnify the Purchasers, and their respective officers, directors and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties or covenants contained therein.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Registration Rights Agreement

In connection with the Purchase Agreement, the Partnership entered into a Registration Rights Agreement dated June 22, 2007 (the “Registration Rights Agreement”) with the Purchasers. The Registration Rights Agreement requires the Partnership to file a shelf registration statement with the Securities and Exchange Commission (“SEC”) to register the units the earlier of within 120 days of the close of the Private Placement or when a shelf registration statement is filed to register the units to be issued and sold by the Partnership under that certain Common Unit Purchase Agreement dated as of May 21, 2007 in connection with the previously announced drop down of certain assets from its affiliates, DCP Midstream, LLC and Gas Supply Resources Holdings, Inc. of assets they are acquiring from Momentum Energy Group Inc. In, addition the Registration Rights Agreement requires the Partnership to use its commercially reasonable efforts to cause the registration statement to become effective within 210 days of the closing of the Private Placement. If the registration statement covering the Common Units is not declared effective by the SEC within 210 days of the closing of the Private Placement, then the Partnership will be liable to the Purchasers for liquidated damages of 0.25% of the product of the purchase price times the number of registrable securities held by the Purchasers per 30-day period for the first 60 days following the 210th day, increasing by an additional 0.25% of the product of the purchase price times the number of registrable securities held by the Purchasers per 30-day period for each subsequent 60 days, up to a maximum of 1.00% of the product of the purchase price times the number of registrable securities held by the Purchasers per 30-day period. In addition, the Registration Rights Agreement gives the Purchasers piggyback registration rights with other shelf registration statements under certain circumstances.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1 Exhibit 10.2	Common Unit Purchase Agreement dated June 19, 2007 Registration Rights Agreement dated June 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP its General Partner

By:	DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

June 25, 2007

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1 Exhibit 10.2	Common Unit Purchase Agreement dated June 19, 2007 Registration Rights Agreement dated June 22, 2007